Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Giora Gutman, Adv.
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Moti Hoffman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Ron Soulema, Adv.
Moti Philip, Adv.
Sagiv Bar Shalom, Adv.
Ori Perel, Adv.
David Rozen, Adv.
Israel Mark, Adv.
Amir Bar Dayan, Adv.
Sandrine Dray, Adv. & Notary***
Nahi Hamud, Adv.
Shmulik Cohen, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Igal Rosenberg, Adv.
Gili Yasu, Adv. & Notary
Tmoora Detsch Kaufman, Adv.
Lilach Cohen-Shamir, Adv.
Orly Pharan, Adv.
Rotem Nissim, Adv.
Orit Peper, Adv.
Rivka Mangoni, Adv.
Israel Asaraf, Adv. & Notary
Jossef Prins, Adv.
Shay Almakies, Adv. & Notary
Yael Porat Kotzer, Adv.
Gali Ganoni, Adv.
Hadas Garoosi Wolfsthal, Adv.
Odelia Cohen-Schondorf, Adv.
Hasan Hasan, Adv.
Yana Shapiro Orbach, Adv.
Ronit Rabinovich, Adv.
Nidal Siaga, Adv.
Avi Cohen, Adv.
Amit Moshe Cohen, Adv.
Sonny Knaz, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Sivan Kaufman, Adv.
Mor Rozenson, Adv.
Iris Borcom, Adv.
Inbal Naim, Adv.
Sivan Feldhamer, Adv.
Meital Graff, Adv.
Amir Keren, Adv.
Ariel Regev, Adv.
Michal Zamir-Polani, Adv.
Inbal Harel Gershon, Adv.
Hezi Sidon, Adv.
Shirli Rahmani, Adv.
Omer Katzir, Adv. & economist
Hadar Weizner, Adv. & economist
Yaniv Levi, Adv.
Noy Keren, Adv.
Avi Kababgian, Adv.
Or Yahal Asbag, Adv.

Eli Kulas. Adv. Notary & Mediator - Counselor
Jan Robinsohn, M.Jur. Adv. & Notary - Counselor****
Giora Amir, Adv. Notary - Counselor

Bnei Brak, June 12, 2020

Can-Fite BioPharma Ltd.

10 Bareket Street,

Kiryat Matalon,

P.O. Box 7537,

Petah-Tikva 4951778,
Israel

Dear Sir and Madam:

Re: Can-Fite BioPharma Ltd. – 117,073,200 Ordinary Shares represented by 3,902,440 American Depositary Shares

We have acted as Israeli counsel to Can-Fite BioPharma Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the issuance and sale of an aggregate of 117,073,200 ordinary shares, NIS 0.25 par value per share, (the “Ordinary Shares”) represented by 3,902,440 American Depositary Shares (the “ADSs”) being offered by the Company, pursuant to the terms of the securities purchase agreement dated June 10, 2020 between the Company and the investors party thereto.  The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-220644) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated October 11, 2017 and the prospectus supplement dated June 10, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on June 12, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Advocates and Notaries

* Member of the New York State Bar
** Member of the Law Society in
England & Wales	Haifa& Northern: 7 Palyam Blvd. Haifa,	Central: B.S.R. Tower 4, 33th Floor,
*** Accredited by the consulate of France	(Phoenix House) 7th Floor, 3309510	7 Metsada St. Bnei Brak, 5126112
**** Honorary Consul Of The Republic
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	Banking & Collection, 6th Floor	Tel. 972-3-6133371 | Fax +972-3-6133372
	Tel. 972-4-8353700 | Fax 972-4-8702477	Tel. 972-3-7940700 | Fax +972-3-7467470
mail@dtkgglaw.com
www.dtkgglaw.com	Romania: 7 Franklin, 1st District, Bucharest
www.dt-law.co.il	Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia	SRFK Manhattan: New York, Broadway 61, NY 10006